Exhibit 23.1

Stan J.H. Lee, CPA
2160 North Central Rd Suite 203 t Fort Lee t NJ 07024
794 Broadway t Chula Vista t CA 91910
619-623-7799 t Fax 619-564-3408 t stan2u@gmail.com

To Whom It May Concern:

The firm of Stan J.H. Lee, Certified Public Accountants, consents to the inclusion of our report of July 2, 2008, on the audited financial statements of Baeta Corp. as of December 31, 2007 and for the period beginning August 14, 2007 (date of inception) to December 31, 2007 in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

Very truly yours,

/s/ Stan J.H. Lee, CPA
Stan J.H. Lee, CPA
October 14, 2008
Chula Vista, CA 91910

Stan J.H. Lee, CPA
2160 North Central Rd Suite 203 t Fort Lee t NJ 07024
794 Broadway t Chula Vista t CA 91910
619-623-7799 t Fax 619-564-3408 t stan2u@gmail.com

To Whom It May Concern:

The firm of Stan J.H. Lee, Certified Public Accountants, consents to the inclusion of our report of August 8, 2008, on the reviewed financial statements of Baeta Corp. as of June 30, 2008 and for the period then ended in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

 Very truly yours,

/s/ Stan J.H. Lee, CPA
Stan J.H. Lee, CPA
October 14, 2008
Chula Vista, CA 91910